UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2021
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2021, CAI International, Inc. (the “Company”) and Container Applications Limited (“CAL”), a wholly-owned subsidiary of the Company, entered into an Amendment No. 8 (the “Amendment”) to amend that certain Third Amended and Restated Revolving Credit Agreement, by and among the Company, CAL, the guarantors named therein, Bank of America, N.A., as a lender and administrative agent, the other lending institutions party thereto, BofA Securities, Inc., Wells Fargo Bank, National Association and MUFG Union Bank, N.A., as syndication agents, BofA Securities, Inc., as lead arranger and book runner, and ABN AMRO Capital USA LLC, BBVA USA, Bank of Montreal, Royal Bank of Canada and PNC Bank, National Association, as documentation agents (as amended and as may be further amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Credit Agreement”).

Among other things, the Amendment amends the Credit Agreement to (i) permit the transactions contemplated by the Company’s previously announced entry into the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, relating to the proposed acquisition of the Company by Parent, such that (a) the transactions contemplated by the Merger Agreement will not constitute a Change of Control (as defined in the Credit Agreement) and (b) the Migration (as defined in the Merger Agreement) will be permitted under the Credit Agreement; and (ii) increase the total commitment level from $1.175 billion to $1.35 billion, with ability to increase the facility by an additional $150.0 million without lender approval, subject to certain conditions.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 2, 2021, the Company held a Special Meeting of Common Stockholders of the Company (the “Special Meeting”) entirely online live via audio webcast, with no physical in-person location. As of August 2, 2021, the Company’s record date for the Special Meeting (the “Record Date”), there were 17,357,549 shares of the Company’s common stock outstanding, each entitled to one vote per share. At the Special Meeting, 13,059,148 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting were represented via the virtual Special Meeting website or by proxy, constituting approximately 75% of the outstanding shares entitled to vote and a quorum to conduct business at the Special Meeting.

The final results for each of the proposals submitted to a vote of common stockholders at the Special Meeting, as certified by the inspector of elections, are set forth below:

Proposal 1: To adopt the Merger Agreement.

For	Against	Abstain
13,029,520	10,911	18,717

Proposal 2: To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

For	Against	Abstain
12,344,066	676,076	39,006

Proposal 3: To approve, on a non-binding, advisory basis, of certain compensation that will be, or may become, payable to the Company’s named executive officers in connection with the merger.

For	Against	Abstain
12,660,691	377,646	20,811

No other proposals were submitted for stockholder action.

Each of the proposals was approved by the requisite vote of the Company’s common stock. Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

The consummation of the merger remains subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement adopted by the Company’s common stockholders, including, but not limited to, completion of the Migration.

Item 7.01.	Regulation FD Disclosure.

On September 2, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*
Amendment No. 8 to Third Amended and Restated Revolving Credit Agreement, dated August 31, 2021, by and among CAI International, Inc., Container Applications Limited, the guarantors named therein, Bank of America, N.A., as a lender and administrative agent, the other lending institutions party thereto, BofA Securities, Inc., Wells Fargo Bank, National Association and MUFG Union Bank, N.A., as syndication agents, BofA Securities, Inc., as lead arranger and book runner, and ABN AMRO Capital USA LLC, BBVA USA, Bank of Montreal, Royal Bank of Canada and PNC Bank, National Association, as documentation agents.

99.1	Press Release, dated September 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: September 3, 2021	By:	/s/ Timothy B. Page
Name:	Timothy B. Page
Title:	President and Chief Executive Officer